Exhibit 10.1

Execution Version

NINTH AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

April 1, 2016

AMONG

EV PROPERTIES, L.P.,

as Borrower,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

WELLS FARGO, NATIONAL ASSOCIATION

as Syndication Agent,

MUFG UNION BANK, N.A.

BBVA COMPASS

and

CITIBANK, N.A.

as Co-Documentation Agents,

and

The Lenders Party Hereto

Sole Lead Arranger and Sole Book Runner

J.P. Morgan Securities LLC

NINTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This NINTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 1, 2016, is among EV PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 21, 2011, by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of March 29, 2012, by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of September 27, 2012, by that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated as of February 26, 2013, by that certain Fifth Amendment to Second Amended and Restated Credit Agreement dated as of August 7, 2013, by that certain Sixth Amendment to Second Amended and Restated Credit Agreement dated as of September 19, 2014, by that certain Seventh Amendment to Second Amended and Restated Credit Agreement, dated as of February 26, 2015, and by that certain Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of October 8, 2015, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

C.           The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

D.           NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended by the Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2.          Amendments to Credit Agreement.

2.1           Amendments to Section 1.02.

(a)          The following definitions are hereby amended in their respective entireties to read as follows:

“Agreement” means this Second Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and as the same may be amended, modified or supplemented from time to time.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based (subject to the last sentence of this definition of “Applicable Margin”) upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	≤25%	>25%, but ≤50%	>50%, but ≤75%	>75%, but <90%	≥90%
ABR Loans	1.500%	1.750%	2.000%	2.250%	2.500%
Eurodollar Loans	2.500%	2.750%	3.000%	3.250%	3.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Commitment Fee Rate” means, for any day, 0.500% per annum.

“Covenant Relief End Date” means the earlier of (a) January 1, 2018 and (b) the Business Day immediately following the date on which the Borrower delivers written notice to the Administrative Agent that the Borrower has elected that the Covenant Relief End Date occur on such Business Day and attaching an officer’s certificate confirming compliance with the covenants in Section 9.01 on a pro forma basis together with calculations showing such compliance in reasonable detail.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration expenses and all noncash charges, minus all noncash income and all cancellation of debt income added to Consolidated Net Income.

(b)          The following definitions are hereby added where alphabetically appropriate to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

“Collateral” means all property transferred, conveyed, bargained, sold, assigned, pledged or otherwise granted as security for the Indebtedness pursuant to the Security Instruments.

“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case held by the Parent and its Consolidated Subsidiaries.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Guaranteed Creditors” has the meaning assigned such term in the Guaranty and Collateral Agreement.

"Guaranty and Collateral Agreement" means that certain Second Amended and Restated Guaranty and Collateral Agreement, as may be amended, restated, supplemented or otherwise modified from time to time, dated as of April 26, 2011, by EV Properties, L.P. and each of the signatories thereto in favor of JPMorgan Chase Bank, N.A., as administrative agent for the banks and other financial institutions from time to time parties hereto.

“Ninth Amendment” means that certain Ninth Amendment to Second Amended and Restated Credit Agreement, dated as of the Ninth Amendment Effective Date, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Ninth Amendment Effective Date” means April 1, 2016.

“UCC” has the meaning assigned such term in the Guaranty and Collateral Agreement.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)          The definition of “Defaulting Lender” is hereby amended by (i) deleting "or" following "good faith dispute;" in clause (d) thereof, (ii) adding "or" following "control over the Lender;" in clause (e) thereof and (iii) adding the following as clause (f) after clause (e):

(f)          has a direct or indirect parent company that has, become the subject of a Bail-In Action.

2.2          Amendments to Section 2.03. Section 2.03 is hereby amended by (i) deleting "and" following "(giving effect to the requested Borrowing);" in clause (vi) thereof, (ii) adding the following as clause (vii) after clause (vi) and renumbering clause (vii) as clause (viii):

(vii) the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing and the use of the proceeds thereof (to the extent such use of proceeds is to be consummated within two Business Days)); and

(iii) adding "(a)" following "a representation" and before "that the amount" in the penultimate paragraph thereof and (iv) adding the following after "Borrowing Base)" and before "." in the penultimate paragraph thereof:

and (b) that as of the end of the Business Day on which such requested Borrowing will be funded, after giving pro forma effect to the requested Borrowing and the use of the proceeds thereof (to the extent such use of proceeds is to be consummated within two Business Days), the Consolidated Cash Balance shall not exceed the greater of 5% of the then current Borrowing Base or $30,000,000

2.3          Amendments to Section 2.08(i). Section 2.08(i) is hereby amended by (i) adding "(i)" before "Any Issuing Bank", (ii) replacing "(i)" with "(x)", (iii) replacing "(ii)" with "(y)" and (iv) adding the following as clause (ii) thereof:

(ii)         Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.08(i)(i) above.

2.4          Amendments to Section 2.08(j). Section 2.08(j) is hereby amended by (i) adding “or Section 3.04(d)” after each instance of “Section 3.04(c)” therein and (ii) adding the following as the last sentence thereof:

If (i) the Borrower has provided cash collateral hereunder pursuant to Section 3.04(d), (ii) (A) the Borrower is not required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default and (B) the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), (iii) the conditions under which the Borrower was required to provide an amount of cash collateral hereunder pursuant to Section 3.04(d) no longer exist, (iv) no Default or Event of Default shall have occurred and be continuing and (v) the Borrower provides a written notice to the Administrative Agent requesting the return of cash collateral including (A) the amount of cash collateral requested to be returned and (B) a certification from an officer of the Borrower that (x) the conditions under which the Borrower was required to provide an amount of cash collateral hereunder pursuant to Section 3.04(d) no longer exist, (y) no Default or Event of Default has occurred and is continuing and (z) that the return of such cash collateral will not, after giving effect to such return (and the use of the proceeds thereof (to the extent such use of proceeds is to be consummated within two Business Days)) result in a mandatory prepayment having to be made pursuant to Section 3.04(d), then such amount shall be returned to the Borrower within three Business Days after the Administrative Agent receives such notice from the Borrower.

2.5          Amendment to Section 3.04. Section 3.04 is hereby amended by adding the following as clause (d) after clause (c) and renumbering clause (d) as clause (e):

(d)          If, at any time, (i) there are outstanding Borrowings or LC Exposure and (ii) the Consolidated Cash Balance exceeds the greater of 5% of the then current Borrowing Base or $30,000,000 as of the end of any Business Day, then the Borrower shall, within two Business Days, (A) prepay the Borrowings in an aggregate principal amount equal to the lesser of such outstanding Borrowings and such excess, and (B) if any excess remains after prepaying all of the outstanding Borrowings as a result of any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the lesser of the LC Exposure and such remaining excess to be held as cash collateral as provided in Section 2.08(j), in each case.

2.6          Amendment to Section 5.01(a). Section 5.01(a) is hereby amended by deleting “Eurodollar” in (i) clause (a) thereof, (ii) clause (a)(ii) thereof and (iii) the last paragraph thereof.

2.7          Amendments to Section 6.02. Section 6.02 is hereby amended by (i) adding the following as clause (f) after clause (e):

(f)          (i) The Consolidated Cash Balance and (ii) the pro forma Consolidated Cash Balance as of the end of the Business Day on which such Borrowing will be funded, in each case, shall not exceed the greater of 5% of the then current Borrowing Base or $30,000,000.

and (ii) replacing “e” with “f” in the last paragraph thereof.

2.8         Addition of Section 7.24. The following is hereby added as Section 7.24 after Section 7.23:

Section 7.24         EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

2.9          Amendment to Section 8.13(a). Section 8.13(a) is hereby amended by replacing “70%” with “85%”.

2.10        Amendment to Section 8.13(b). Section 8.13(b) is hereby amended by replacing “70%” with “85%”.

2.11        Amendment to Section 8.13(c). Section 8.13(c) is hereby amended by replacing each reference to “70%” with “85%”.

2.12        Addition of Section 8.19. The following is hereby added as Section 8.19 after Section 8.18:

Section 8.19         Further Additional Collateral Pursuant to Ninth Amendment. In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 85% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 85% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent or its designee as security for the Indebtedness a first-priority Lien interest (provided the Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 85% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent or its designee and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

2.13        Amendment to Section 9.01(a). Section 9.01(a) is hereby amended in its entirety as follows:

(a)          Ratio of Total Debt to EBITDAX. The Parent will not, as of any date of determination on or after the Covenant Relief End Date, permit its ratio of Total Debt as of such date to EBITDAX for the most recent period of four fiscal quarters for which financial statements are available to be greater than (i) for the fiscal quarters ending during the period beginning on the Covenant Relief End Date and ending March 31, 2018, 5.50 to 1.0, (ii) for the fiscal quarters ending June 30, 2018 and September 30, 2018, 5.25 to 1.0 and (iii) for the fiscal quarter ending December 31, 2018 and thereafter, 4.25 to 1.0.

2.14        Amendment to Section 9.01(c). Section 9.01(c) is hereby amended in its entirety as follows:

(c)          Ratio of Senior Secured Funded Debt to EBITDAX. The Parent will not, as of any date of determination from and after the Ninth Amendment Effective Date up to the Covenant Relief End Date, permit its ratio of Senior Secured Funded Debt as of such date to EBITDAX for the most recent period of four fiscal quarters for which financial statements are available to be greater than (i) for the fiscal quarters ending during 2016, 3.00 to 1.0, (ii) for the fiscal quarters ending March 31, 2017 and June 30, 2017, 3.50 to 1.0 and (iii) for the fiscal quarters ending September 30, 2017 and December 31, 2017, 4.00 to 1.0.

2.15        Addition of Section 9.01(d). The following is hereby added as Section 9.01(d) after Section 9.01(c):

(d) Interest Coverage Ratio. The Parent will not permit, as of the last day of each fiscal quarter, its ratio of EBITDAX for the period of the four fiscal quarters then ended to cash interest expense for such period to be less than (i) for the fiscal quarters ending March 31, 2016, June 30, 2016 and September 30, 2016, 2.50 to 1.0, (ii) for the fiscal quarters ending December 31, 2016, March 31, 2017, and June 30, 2017, 2.00 to 1.0 and (iii) for the fiscal quarter ending September 30, 2017 and each fiscal quarter ending thereafter, 1.50 to 1.0.

2.16        Amendment to Section 9.04(b). Section 9.04(b) is hereby amended in its entirety as follows:

(b)          Repayment of Senior Debt; Amendment of terms of Senior Debt. The Borrower will not, and will not permit any Subsidiary to, prior to the date that is one year after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Senior Debt, except that the Borrower may (A) prepay the Senior Debt with the net cash proceeds of a new issuance of Senior Debt or any sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower or the Parent and (B) from and after the Ninth Amendment Effective Date up to and including December 31, 2016, Redeem the Existing Senior Notes or the Senior Notes for which the aggregate consideration paid shall not exceed $35,000,000; provided, that (I) at the time of such Redemption (1) no Event of Default has occurred and is then continuing and (2) no Event of Default would result from such Redemption after giving effect to such Redemption, (II) at the time of such Redemption, the pro forma total Revolving Credit Exposure does not exceed 65% of the Borrowing Base then in effect and (III) the foregoing amount available under this clause (B) for such Redemptions shall be decreased by the amount of any Restricted Payments made pursuant to Section 9.04(a)(iii) from and after the Ninth Amendment Effective Date up to and including December 31, 2016, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Debt if (1) the effect thereof would be to shorten its maturity or average life or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or (2) such action requires the payment of a consent fee (howsoever described) in excess of 50 basis points per annum of such Senior Debt, provided that the foregoing shall not prohibit the execution of supplemental documents associated with the incurrence of additional Senior Debt to the extent permitted by Section 9.02(e) or (h), as applicable, the execution of supplements to add guarantors, if required by the terms of any Senior Debt documents, provided such Person complies with Section 8.14(b) or the execution of additional security instruments to provide Liens on additional Property securing the Second Lien Obligations so long as the requirements of Section 9.03(g) are met.

2.17        Addition of Section 9.20. The following is hereby added as Section 9.20 after Section 9.19:

Section 9.20 Maintenance of Deposit Accounts. The Parent and the Borrower shall not, and shall not permit any of their subsidiaries to, open or maintain any deposit or securities account at or with any banking or other financial institution other than a Lender.

2.18        Amendment to Section 10.01. Section 10.01 is hereby amended by adding the following as the last paragraph thereof following clause (n):

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the Texas UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or its Subsidiaries or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Borrower or its Subsidiaries of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower or its Subsidiaries, which right or equity is hereby waived and released. The Borrower and its Subsidiaries further agree, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower's or its Subsidiaries' premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article X, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Borrower and the Guarantors under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9.608(a)(1)(c) of the Texas UCC, need the Administrative Agent account for the surplus, if any, to the Borrower or its Subsidiaries. To the extent permitted by applicable law, the Borrower and its Subsidiaries waive all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

2.19        Addition of Section 11.12. The following is hereby added as Section 11.12 after Section 11.11:

Section 11.12 Credit Bidding. The Guaranteed Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Indebtedness (including by accepting some or all of the Collateral in satisfaction of some or all of the Indebtedness pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower or a Guarantor is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Indebtedness owed to the Guaranteed Creditors shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Indebtedness with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Guaranteed Creditors’ ratable interests in the Indebtedness which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 12.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Guaranteed Creditors, ratably on account of the relevant Indebtedness which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Guaranteed Creditor or acquisition vehicle to take any further action, and (v) to the extent that Indebtedness that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Indebtedness assigned to the acquisition vehicle exceeds the amount of Indebtedness credit bid by the acquisition vehicle or otherwise), such Indebtedness shall automatically be reassigned to the Guaranteed Creditors pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Indebtedness shall automatically be cancelled, without the need for any Guaranteed Creditor or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Indebtedness of each Guaranteed Creditor are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Guaranteed Creditor shall execute such documents and provide such information regarding the Guaranteed Creditor (and/or any designee of the Guaranteed Creditor which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

2.20        Addition of Section 12.18. The following is hereby added as Section 12.18 after Section 12.17:

Section 12.18        Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 3.          Investment Property and General Intangibles. Each Obligor hereby ratifies and confirms in all respects any and all Liens on any and all Collateral granted by it pursuant to any Security Instrument as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness. Each Obligor hereby authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time to file or record in any filing office in any relevant jurisdiction any financing statements and amendments thereto that describe the collateral covered thereby as “all assets” or all assets now owned or hereafter acquired” of the Obligor or words of similar effect and each such Obligor further ratifies and confirms any prior authorization having a similar effect contained in any other Security Instruments.

Section 4.         Borrowing Base. For the period from and including the Amendment Effective Date until the next Redetermination Date, the Borrowing Base is $450,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 8.13(c), Section 9.12 or Section 9.18. For the avoidance of doubt, the redetermination of the Borrowing Base contained in this Section 3 constitutes the Scheduled Redetermination for April 1, 2016 pursuant to Section 2.07 of the Credit Agreement.

Section 5.        Conditions Precedent. This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02):

5.1           The Administrative Agent shall have received from the Required Lenders and the Obligors counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

5.2           Both before and immediately after giving effect to this Amendment, (a) no Default shall have occurred and be continuing and (b) no default or event of default shall exist under any capital stock, membership or partnership interests, financing arrangements or other material contracts or agreements of the Parent and its subsidiaries.

5.3           The Administrative Agent shall have received UCC and other lien searches reflecting the absence of liens and security interests other than those which are permitted under the Credit Agreement.

5.4           There shall be no litigation seeking to enjoin or prevent this Amendment or the financing contemplated hereby.

5.5           The Administrative Agent and the Lenders shall have received all fees required to be paid.

5.6           The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted in Section 12.02. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6.          Post-Effective Covenant. Within 45 days of the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received confirmation and such documents and agreements as may be required such that, as of such date, the requirements of Section 8.19 have been met.

Section 7.          Miscellaneous.

7.1           Confirmation. The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the Amendment Effective Date.

7.2           Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Amendment Effective Date each reference to the Credit Agreement in the Guaranty Agreement and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment; and (d) represents and warrants to the Lenders that as of the date hereof: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

7.3           Release. The Borrower and each Obligor, in consideration of the Administrative Agent’s and the undersigned Lenders’ execution and delivery of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, unconditionally, freely, voluntarily and, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, releases, waives and forever discharges (and further agrees not to allege, claim or pursue) any and all claims, rights, causes of action, counterclaims or defenses of any kind whatsoever, in contract, in tort, in law or in equity, whether known or unknown, direct or derivative, which the Borrower, each Obligor or any predecessor, successor or assign might otherwise have or may have against the Administrative Agent, the Lenders, their present or former subsidiaries and affiliates or any of the foregoing’s officers, directors, employees, attorneys or other representatives or agents on account of any conduct, condition, act, omission, event, contract, liability, obligation, demand, covenant, promise, indebtedness, claim, right, cause of action, suit, damage, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the Amendment Effective Date relating to the Loan Documents, this Amendment and/or the transactions contemplated thereby or hereby. The foregoing release shall survive the termination of this Amendment.

7.4           Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

7.5           No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

7.6           GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

7.7           Payment of Expenses. In accordance with Section 12.03, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

7.8           Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the Amendment Effective Date.

BORROWER:	EV PROPERTIES, L.P.

By: EV Properties GP, LLC, its general partner

	By:	/s/ Nicholas Bobrowsi
Nicholas Bobrowski
Vice President and Chief
Financial Officer

PARENT:	EV ENERGY PARTNERS, L.P.

	By:	EV ENERGY GP, L.P.,
its general partner

By: EV MANAGEMENT, LLC, its general partner

	By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

GUARANTORS:	EV PROPERTIES GP, LLC

	By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

ENERVEST PRODUCTION
PARTNERS, LTD.
By:	EVPP GP, LLC,
its general partner

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

EVPP GP, LLC

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

CGAS PROPERTIES, L.P.

By:	EVCG GP, LLC,
its general partner

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

ENERVEST MONROE MARKETING, LTD.

By:	EVPP GP, LLC, its general partner

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

ENERVEST MONROE GATHERING, LTD.

By:	EVPP GP, LLC, its general partner

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

BELDEN & BLAKE CORPORATION

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

ENERVEST MESA, LLC

By:	/s/ Nicholas Bobrowski
Nicholas Bobrowski
Vice President and Chief
Financial Officer

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

	By:	/s/ Michael Kamauf
		Name:	Michael Kamauf
		Title:	Authorized Signatory

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Betsy Jocher
		Name:	Betsy Jocher
		Title:	Director

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
	Name:	Jeff Ard
	Title:	Vice President

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

COMERICA BANK, as a Lender

By:	/s/ William Robinson
	Name:	William Robinson
	Title:	Senior Vice President

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
	Name:	Juli Bieser
	Title:	Managing Director

By:	/s/ Josh Strong
	Name:	Josh Strong
	Title:	Director

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Caleb Allen
	Name:	Caleb Allen
	Title:	Authorized Signatory

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

MUFG UNION BANK, N.A. F/K/A UNION BANK, N.A., as a Lender

By:	/s/ Paul E. Cornell
	Name:	Paul E. Cornell
	Title:	Managing Director

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

ZB, N.A. DBA AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
	Name:	G. Scott Collins
	Title:	Senior Vice President

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Robert Hetu
	Name:	Robert Hetu
	Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
	Name:	Warren Van Heyst
	Title:	Authorized Signatory

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

FROST BANK, as a Lender

By:	/s/ Matt Shands
	Name:	Matt Shands
	Title:	Assistant Vice President

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Greg M. Hall
	Name:	Greg M. Hall
	Title:	Vice President

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Richard Antl
	Name:	Richard Antl
	Title:	Authorized Signatory

By:	/s/ Trudy Nelson
	Name:	Trudy Nelson
	Title:	Authorized Signatory

Ninth Amendment to Second Amended and Restated Credit Agreement
Signature Page

REGIONS BANK, as a Lender

By:	/s/ Michael Kutcher
	Name:	Michael Kutcher
	Title:	Assistant Vice President